SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported): April 21, 1995


                  Commission file number 1-9016
                   ___________________________

               AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of registrant as specified in its charter)


         Texas                   1-9016         75-6335572
(State or other jurisdiction  (Commission      (IRS Employer
  of incorporation)           File Number)  Identification No.)


6220 North Beltline Road,  Suite 205
   Irving, Texas                                  75063-2656
(Address of principal executive offices)          (Zip code)

                         (214) 550-6053
      (Registrant's telephone number, including area code)








Item 5.  Other Events

     On April 21, 1995, the Trust received a Notice of Default from The Manufacturers Life Insurance Company ("MLI") pursuant to the Note Purchase Agreement dated February 27, 1992 between the Trust and MLI (the "Agreement"). MLI currently holds unsecured notes payable by the Trust with an outstanding principal balance of $45,239,000. The Notice of Default alleges that the Trust has violated certain non-monetary covenants and agreements contained in the Agreement as follows:

          1)   The Trust has failed to timely deliver
          certain information to which MLI is entitled under the Agreement;

          2) The Trust has failed to timely provide to MLI copies of changes to its By-Laws;

          3) The Trust has failed to timely provide MLI with copies of its 1994 10-K filing with the Securities and Exchange Commission;

          4) The Trust has borrowed money in violation of the Agreement; and

          5) The Trust has unreasonably withheld consent to a transfer of the notes.

     The Notice of Default further states that if the violations set forth above are not remedied within thirty days, MLI may declare the entire principal amount of the notes immediately due and payable together with accrued interest thereon.

     The Trust believes that these allegations of default are wholly without merit and that MLI acted in bad faith by improperly declaring a default under the Agreement. Accordingly, on May 1, 1995, the Trust filed a lawsuit against MLI in State
Court in Dallas, Texas.

     The lawsuit alleges that MLI, together with other entities, has engaged in acts of bad faith and conspiracy in an attempt to coerce the Trust into relinquishing certain of its rights under the Agreement in an effort to wrongfully force a liquidation of the Trust and/or to acquire ownership and control of the Trust through economic coercion and other unfair business practices. The lawsuit asks the court for a declaratory judgment that 1) the Trust has not defaulted under the Agreement or the Notes,
(2) MLI's bad faith declaration of default to coerce the Trust to relinquish rights under the Agreement is an anticipatory breach of the Agreement, and (3) the Trust is entitled to recover the damages it has incurred and will incur in the future as a result of MLI's breach of the Agreement. The lawsuit also asks the court for preliminary and permanent injunctions which enjoin MLI from engaging in such wrongful conduct.




Item 7.  Financial Statements, Pro Form Financial Information and
Exhibits

     (c)   Exhibits

               99.1 Original Petition, Application for
               Declaratory Judgment, and Application for
               Injunctive Relief










                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN INDUSTRIAL PROPERTIES REIT


                              _/s/  Marc A. Simpson__
                              Marc A. Simpson
                              Vice-President, Secretary and
                              Treasurer


DATE:  May 2, 1995